CODE OF ETHICS OF PYRFORD INTERNATIONAL LTD

This Code of Ethics has been approved by the Board of Directors of Pyrford International Ltd (Pyrford), and Columbia Management Investment Advisers, LLC who are advisers to Columbia Funds Variable Insurance Trust (The Trust) pursuant to Rule 17j-1 (the “Rule”) under the Investment Company Act 1940 (the “Act”) to establish standards and procedures for the detection and prevention of activities by which persons having knowledge of the investments and investment intentions of Pyrford on behalf of Columbia Management Investment Advisers, LLC may abuse their fiduciary duties to The Portfolio and otherwise to deal with the types of conflict of interest situations to which the Rule is addressed.

The only persons subject to the transaction reporting provisions of this Code of Ethics are the employees, directors and officers of Pyrford who are Access Persons of The Portfolio (Schedule E). Each such person must read and retain this Code of Ethics, and should recognise that he or she is subject to its provisions.

Pyrford shall use reasonable diligence and institute procedures reasonably necessary to prevent violations of this Code of Ethics.

1.	OBJECTIVE AND GENERAL PROHIBITIONS

The specific provisions and reporting requirements of the Rule and this Code of Ethics are concerned primarily with those investment activities of Access Persons, defined below, who are associated with Pyrford and who thus may benefit from or interfere with the purchase or sale of portfolio securities by Pyrford on behalf of The Portfolio. The Rule makes it “unlawful” for such persons to engage in conduct which is deceitful, fraudulent, or manipulative, or which involves false or misleading statements, in connection with the purchase or sale of securities by or for an investment company. Additionally, both the Rule and this Code of Ethics also prohibit any Access Person from using information concerning the investments or investment intentions of Pyrford on behalf of The Portfolio, or his or her ability to influence such investment intentions, for personal gain or in a manner detrimental to the interests of The Portfolio. Specifically, the Rule makes it “unlawful” for any such person, directly or indirectly, in connection with the purchase or sale of a “security held or to be acquired” by Pyrford on behalf of The Portfolio to:

a)	Employ any device, scheme or artifice to defraud The Portfolio;

b)	Make to The Portfolio any untrue statement of a material fact or omit to state to The Portfolio a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

c)	Engage in any act, practice, or course of business which operates or would operate as a fraud or deceit on The Portfolio; or

d)	Engage in any manipulative practice with respect to The Portfolio.

2.	DEFINITIONS

“Access Person” means any director, officer or advisory person who, with respect to The Portfolio, makes any recommendation, participates in the determination of which recommendation will be made, or whose principal function or duties relate to the determination of which recommendation will be made, or who, in connection with his or her duties, obtains any information concerning recommendations on Covered Securities being made by Pyrford on behalf of The Portfolio.

“Advisory Person” means:

a)	Any employee of Pyrford (or of any company in a control relationship to Pyrford) who, in connection with his or her regular functions or duties, makes, participates in, or obtains information regarding the purchase or sale of Covered Securities by Pyrford on behalf of the Portfolio, or whose functions relate to the making of any recommendations with respect to the purchases or sales; and

b)	Any natural person in a control relationship to Pyrford who obtains information concerning recommendations made to the Portfolio with regard to the purchase or sale of Covered Securities by Pyrford on behalf of the Portfolio.

“Beneficial Ownership” has the meaning set forth in paragraph (a)(2) of Rule 16a-1 under the Securities Exchange Act of 1934, and for purposes of this Code of Ethics shall be deemed to include, but not be limited to, any interest by which any Access Person or any member of his or her immediate family (relative by blood or marriage living in the same household) can directly or indirectly derive a monetary benefit from the purchase, sale (or other acquisition or disposition) or ownership of a Security.

“Control” shall have the same meaning as that set forth in Section 2(a)(9) of the Act.

“Covered Security” means any Security (as defined below) other than a Security that is:

a)	A direct obligation of the Government of the United States;

b)	A bankers’ acceptance, bank certificate of deposit, commercial paper, or high quality short-term debt instrument, including a repurchase agreement; or

c)	A share of an open-end investment company registered under the Act.

“Initial Public Offering” means an offering of securities registered under the Securities Act of 1933, the issuer of which, immediately before the registration, was not subject to the reporting requirements of Sections 13 or 15(d) of the Securities Exchange Act of 1934.

“Investment Personnel” means:

a)	Any employee of Pyrford (or of any company controlling, controlled by or under common control with Pyrford) who, in connection with his or her regular functions or duties, makes or participates in making recommendations regarding the purchase or sale of Securities by Pyrford on behalf of The Portfolio; and

b)	Any natural person who controls Pyrford and who obtains information concerning recommendations made regarding the purchase or sale of Securities by Pyrford on behalf of The Portfolio.

“Limited Offering” means an offering of Securities that is exempt from registration under the Securities Act of 1933 pursuant to Section 4(2) or Section 4(6) thereof or Rule 504, Rule 505 or Rule 506 thereunder.

“The Portfolio” means any group of assets managed for a client or clients irrespective of the constitution of the client(s) or whether the assets are segregated or pooled.

“Security” shall have the meaning set forth in Section 2(a)(36) of the Act.

A security is “being considered for purchase or sale” from the time an order is given by or on behalf of Pyrford on behalf of The Portfolio to the order room of any other Party until all orders with respect to that security are completed or withdrawn.

3.	PROHIBITED TRANSACTIONS

a)	Investment Personnel

Investment Personnel may not purchase or otherwise acquire direct or indirect Beneficial Ownership of any Security in an Initial Public Offering or a Limited Offering unless he or she obtains pre-clearance pursuant to Paragraph 3(c) below and reports to Pyrford the information required under this Code of Ethics.

b)	Access Person

An Access Person may not purchase or sell or otherwise acquire or dispose of any Security in which he or she has or thereby acquires a direct or indirect Beneficial Ownership if he or she knows or should know at the time of entering into the transaction by reason of which such Access Person has or acquires such direct or indirect Beneficial Ownership that: (i) Pyrford has engaged in a transaction on behalf of The Portfolio in the same security within the last 15 days, or is engaging in such transaction or is going to engage in a transaction on behalf of The Portfolio in the same security in the next 15 days, or (ii) Pyrford has within the last 15 days considered a transaction on behalf of The Portfolio in the same security or is considering a transaction on behalf of The Portfolio in the security or within the next 15 days is going to consider a transaction in the security on behalf of The Portfolio, unless such Access Person (i) obtains pre-clearance of such transaction and (ii) reports to Pyrford the information described in Paragraph 5(b) of this Code of Ethics.

c)	Pre-Clearance Requirement

i)	Obtaining Pre-Clearance

Pre-clearance of a personal transaction in a Security required to be approved under Paragraph 3(a) or Paragraph 3(b) above must be obtained from an officer of Pyrford. These persons are referred to in this Code of Ethics as “Clearing Officers.”

ii)	Time of Pre-Clearance

Transaction pre-clearances must be obtained no more than 3 days prior to making a purchase or sale of a Security. If the trade is not made within 3 days of the date of pre-clearance, a new pre-clearance must be obtained.

iii)	Form

Pre-clearance must be obtained in writing by completing and signing a form provided for that purpose by Pyrford, which form shall set forth the details of the proposed transaction, and obtaining the signatures of a Clearing Officer. Pre-clearance shall be requested by using the form attached as Schedule A.

iv)	Filing

A copy of all completed pre-clearance forms, with all required signatures, shall be retained by the Administrator of this Code of Ethics.

d)	Factors Considered in Pre-Clearance of Personal Transactions

A Clearing Officer may refuse to grant pre-clearance of a personal transaction in his or her sole discretion without being required to specify any reason for the refusal. Generally, the Clearing Officer will consider the following factors in determining whether or not to pre-clear a proposed transaction:

i)	Whether the amount or nature of the transaction or person making it is likely to affect the price or market for the Security;

ii)	Whether the individual making the proposed purchase or sale is likely to benefit from purchases or sales being made or being considered by Pyrford on behalf of The Portfolio;

iii)	Whether the Security proposed to be purchased or sold is one that would qualify for purchase or sale by Pyrford on behalf of The Portfolio; and

iv)	Whether the transaction is non-volitional on the part of the individual, such as receipt of a stock dividend or a sinking fund call.

4.	EXEMPT TRANSACTIONS

The prohibitions of paragraph 3 above do not apply to:

a)	Purchases, sales or other acquisitions or dispositions of Securities for an account over which the Access Person has no direct influence or control and does not exercise indirect influence or control.

b)	Involuntary purchases or sales made by an Access Person.

c)	Purchases which are part of an automatic dividend reinvestment plan.

d)	Purchases or other acquisitions or dispositions resulting from the exercise of rights acquired from an issuer as part of a pro rata distribution to all holders of a class of Securities of such issuer and the sale of such rights.

e)	Purchases and redemptions of shares of registered, open-end mutual funds (but not shares of closed-end funds).

f)	Bank certificates of deposit and bankers’ acceptances.

g)	Commercial paper and high quality debt instruments (including repurchase agreements) with a stated maturity of 12 months or less.

h)	U.S. Treasury obligations.

i)	Purchases, sales or other acquisitions or dispositions which receive the prior approval of the Administrator of this Code of Ethics upon consideration of the factors stated in Paragraph 3(d) above and/or because:

i)	Their potential harm to The Portfolio is remote;

ii)	They would be unlikely to affect a highly institutional market; or

iii)	They are clearly not related economically to Securities being considered for purchases or sale by Pyrford on behalf of The Portfolio.

5.	REPORTING REQUIREMENTS

a)	Initial Certification and Initial Holding Reports

Within ten (10) days after a person becomes an Access Person, such person shall complete and submit to the Administrator of this Code of Ethics an Initial Certification of Compliance and Initial Holdings Report on the form attached as Schedule C.

b)	Quarterly Reports

(i)	Within ten (10) days after the end of each calendar quarter, each Access Person shall make a written report of all transactions occurring during the quarter in Covered Securities in which he or she had any direct or indirect Beneficial Ownership to the Administrator of this Code of Ethics. A form to be used to file this quarterly report is attached as Schedule B.

(ii)	Such report must contain the following information with respect to each reportable transaction:

•	Date and nature of the transaction (purchase, sale or any other type of acquisition or disposition);

•	Title, the interest rate and maturity date (if applicable), number of shares and principal amount of each Covered Security and the price of the Covered Security at which the transaction was effected;

•	Name of the broker, dealer or bank with or through which the transaction was effected; and

•	Date that the report is submitted by the Access Person.

(iii)	Any such report may contain a statement that it is not to be construed as an admission that the person making it has or had any direct or indirect Beneficial Ownership of any Covered Security to which the report relates.

(iv)	Notwithstanding the quarterly reporting requirement set forth in Paragraph 5(b)(i) above, an Access Person shall not be required to report transactions on Schedule B if: (x) the Administrator of the Code of Ethics is being furnished broker trade confirmations and account statements within the time period prescribed in Paragraph 5(b)(i) above for all personal Securities accounts of such Access Person containing all of the information required by Paragraph 5(b)(ii) above, provided that the Access Person has no reportable transactions other than those reflected in such confirmations and statements; and (y) the Access Person files on Schedule B attached hereto a certification to that effect.

c)	Annual Certifications and Annual Holdings Reports

Annually, by January 30 of each year, each Access Person shall complete and submit to the Administrator of this Code of Ethics an Annual Certification of Compliance and an Annual Holdings Report on the form attached as Schedule D.

d)	Exceptions

Subject to the prior written approval of the Administrator of this Code of Ethics, no reports of transactions in or holdings of Covered Securities need be made by an Access Person pursuant to Paragraphs 5(a), (b) or (c) above with respect to transactions effected for, and Covered Securities held in, any account over which the Access Person had no direct or indirect influence or control.

e)	Form of Reports and Certifications

The reports and certifications required by the Code of Ethics shall be on the forms attached hereto or, with respect to the quarterly reports required pursuant to Paragraph 5(b) above but not the certifications required by such Paragraph, may consist of broker confirmations and statements as provided in Paragraph 5(b)(iv).

f)	Responsibility to Report

The responsibility for taking the initiative to report is imposed on each individual required to make a report. Any effort by Pyrford to facilitate the reporting process does not change or alter that responsibility.

g)	Where to File Report

All reports must be filed with the Administrator of this Code of Ethics.

6.	SANCTIONS

Any violation of this Code of Ethics shall be subject to the imposition of such sanctions by Pyrford as may be deemed appropriate under the circumstances to achieve the purposes of the Rule and this Code of Ethics which may include suspension or termination of employment, a letter of censure and/or restitution of an amount equal to the difference between the price paid or received by Pyrford and the more advantageous price paid or received by the offending person.

7.	ADMINISTRATION AND CONSTRUCTION

a)	The administration of this Code of Ethics shall be the responsibility of a person nominated and approved by Pyrford as the “Administrator” of this Code of Ethics.

b)	The duties of such Administrator will include:

i)	Continuous maintenance of a current list of the names of all Access Persons with an appropriate description of their title or employment, and the date each such person became an Access Person;

ii)	Providing each Access Person a copy of this Code of Ethics and informing them of their duties and reporting and other obligations thereunder;

iii)	Obtaining the certifications and reports required to be submitted by Access Persons under this Code of Ethics and reviewing the reports submitted by Access Persons;

iv)	Maintaining or supervising the maintenance of all records and reports required by this Code of Ethics;

v)	Preparing listings of all transactions effected by any Access Person within fifteen (15) days of the date on which the same security was held, purchased or sold by Pyrford on behalf of The Portfolio;

vi)	Determining whether any particular securities transaction should be exempted pursuant to the provisions of Paragraph 4(i) of this Code of Ethics;

vii)	Issuance either personally or with the assistance of Counsel as may be appropriate, of any interpretation of this Code of Ethics which may appear consistent with the objectives of the Rule and this Code of Ethics;

viii)	Conduct of such inspections or investigations, including scrutiny of the listings referred to in the preceding subparagraph, as shall reasonably be required to detect and report, with his recommendations, any apparent violations of this Code of Ethics to the Board of Directors of Pyrford or any Committee appointed by them to deal with such information;

(ix)	Submission of a quarterly report to the Board of Directors of Pyrford containing a description of any violation and the sanction imposed; transactions that suggest the possibility of a violation of interpretations issued by and any exemptions or waivers found appropriate by the Administrator; and any other significant information concerning the appropriateness of this Code of Ethics; and

8.	REVIEW OF CODE OF ETHICS BY BOARD OF DIRECTORS

a)	On an annual basis, and at such other time as deemed to be necessary or appropriate by the Board of The Trust the Board of The Trust shall review operation of this Code of Ethics and shall adopt such amendments thereto as may be necessary to assure that the provisions of the Code of Ethics establish standards and procedures that are reasonably designed to detect and prevent activities that would constitute violations of the Rule.

b)	In connection with the annual review of the Code of Ethics by the Board of The Trust Pyrford shall provide the Board a written report that:

i)	Describes any issues arising under the Code of Ethics or related procedures during the past year, including, but not limited to, information about material violations of the Code of Ethics or any procedures adopted in connection therewith and that describes the sanctions imposed in response to material violations; and

ii)	Certifies that Pyrford has adopted procedures reasonably necessary to prevent Access Persons from violating the Code of Ethics.

9.	Required Records

The Administrator shall maintain and cause to be maintained in an easily accessible place, the following records:

a)	A copy of this Code of Ethics and any other codes of ethics adopted pursuant to the Rule by Pyrford for a period of five (5) years;

b)	A record of any violation of this Code of Ethics and any other code specified in Paragraph 9(a) above, and of any action taken as a result of such violation;

c)	A copy of each report made pursuant to this Code of Ethics and any other code specified in Paragraph 9(a) above, by an Access Person or the Administrator within two (2) years from the end of the fiscal year of Pyrford in which such report or interpretation is made or issued and for an additional three (3) years in a place which need not be easily accessible;

d)	A list of all persons who are, or within the past five (5) years have been, required to make reports pursuant to the Rule and this Code of Ethics or any other code specified in Paragraph 9(a) above, or who were responsible for reviewing such reports; and

e)	A record of any decision, and the reasons supporting the decision, to approve any investment in an Initial Public Offering or a Limited Offering by Investment Personnel, for at least five (5) years, after the end of the fiscal year of Pyrford in which such approval was granted.

f)	A copy of each report made pursuant to 8(b) above within two (2) years from the end of the fiscal year of Pyrford in which it was made and for an additional three (3) years in a place which need not be easily accessible.

10.	CERTIFICATIONS BY ACCESS PERSONS

The certifications of each Access Person required to be made pursuant to this Code of Ethics shall include certifications that the Access Person has read and understands this Code of Ethics and recognizes that he or she is subject to it. Access Persons shall also be required to certify in their annual certification that they have complied with the requirements of this Code of Ethics.

11.	AMENDMENTS AND MODIFICATIONS

This Code of Ethics may not be amended or modified except in a written form, which is specifically approved by the Board of Directors of Pyrford and each existing Client of Pyrford who has previously approved it.

12.	MISCELLANEOUS

a)	The Compliance Officer of Pyrford shall serve as the Administrator of this Code of Ethics. The current incumbent is V O Williams.

b)	The Chief Executive and the Compliance Officer of Pyrford shall serve as the Clearing Officers under this Code of Ethics. The current incumbents are A N Cousins and V O Williams respectively.

b)	Whistleblowing. The Company has appointed The BMO Ombudsman to act as an independent party should any employee have any matter of concern they wish to report but do not feel able to report the matter to a colleague or member of the Company’s Executive. Such matters may include:

i)	Money Laundering concerns

ii)	Conduct of Business concerns

iii)	Treatment of Client concerns

iv)	Employment related matters

v)	Compliance concerns

The BMO Ombudsman can be contacted on (Call collect) + 1416-929 6040, ext 6926

SCHEDULE A

PYRFORD INTERNATIONAL LTD

REQUEST FOR PERMISSION TO ENGAGE IN PERSONAL TRANSACTION

I hereby request permission to effect a transaction in Securities as indicated below in which I have or will acquire direct or indirect Beneficial Ownership.

(Use approximate dates and amounts of proposed transactions)

PURCHASES AND ACQUISITIONS

Date	Broker	No. of Shares or Principal Amount	Name of Security Price	Unit Price	Total Broker

SALES AND OTHER DISPOSITIONS

Date Submitted:	Signature:

Permission Granted:	Permission Denied:

Date:	Signature:
(Clearing Officer)

SCHEDULE B

PYRFORD INTERNATIONAL LTD

QUARTERLY SECURITIES TRANSACTIONS

CONFIDENTIAL REPORT AND CERTIFICATION

I certify that this report, together with the confirmations and statements for any personal securities account(s) as to which I have arranged for the Administrator of the Code of Ethics to receive duplicate confirmations and statements, identifies all transactions during the calendar quarter in which I acquired or disposed of any security in which I had any Beneficial Ownership that are required to be reported by me pursuant to Paragraph 5(b) of the Code of Ethics. (If no such transactions took place write “NONE”.) Please sign and date this report and return it to the Administrator of the Code of Ethics no later than the 10th day of the month following the end of the calendar quarter. Use reverse side if additional space is needed.

PURCHASES AND ACQUISITIONS

Date	No. of Shares and Principal Amount	Title of Covered Security	Interest Rate and Maturity Date (if Applicable)	Unit Price	Total Price	Broker

SALES AND OTHER DISPOSITIONS

Date Submitted:	Signature:

Print name:

SCHEDULE C

PYRFORD INTERNATIONAL LTD

INITIAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS

AND INITIAL HOLDINGS REPORT

I have read and I understand the Code of Ethics of Pyrford International (the “Code”). I recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein.

I certify that I have listed below: (1) the title, number of shares and principal amount of each Covered Security in which I had any Beneficial Ownership as of the day I became an Access Person; and (2) the name of each broker, dealer or bank at which any account is maintained through which any Securities in which I have any Beneficial Ownership are held, purchased or sold, and the title and number of each such account; which shall constitute my Initial Holdings Report. Use reverse side if additional space is needed.

Title of Covered Security	Number of Shares	Principal Amount

NAME OF EACH BROKER, DEALER OR BANK AT WHICH ACCOUNTS ARE MAINTAINED, AND TITLE AND NUMBER OF EACH SUCH ACCOUNT:

Name of Broker / Dealer / Bank	Account Title	Account Number

Date Submitted:	Print Name

Signature:

SCHEDULE D

PYRFORD INTERNATIONAL LTD

ANNUAL CERTIFICATION OF COMPLIANCE WITH CODE OF ETHICS AND ANNUAL

HOLDINGS REPORT

I have read and I understand the Code of Ethics Pyrford International (the “Code”). I recognize that the provisions of the Code apply to me and agree to comply in all respects with the procedures described therein. I certify that I have complied in all respects with the requirements of the Code as in effect during the past year.

I also certify that all transactions during the past year that were required to be reported by me pursuant to the Code have been reported in Quarterly Securities Transactions Confidential Reports that I have submitted to the Administrator of the Code of Ethics.

I certify that I have listed below: (1) the title, number of shares and principal amount of each Covered Security in which I had any Beneficial Ownership as of December 31 and (2) the name of each broker, dealer or bank at which any account is maintained through which any Securities in which I have any Beneficial Ownership are held, purchased or sold, and the title and number of each such account; which shall constitute my Annual Holdings Report. Use reverse side if additional space is needed.

Title of Covered Security	Number of Shares	Principal Amount

NAME OF EACH BROKER, DEALER OR BANK AT WHICH ACCOUNTS ARE MAINTAINED, AND TITLE AND NUMBER OF EACH SUCH ACCOUNT:

Name of Broker / Dealer / Bank	Account Title	Account Number

Date Submitted:	Print Name

Signature:

SCHEDULE E

PYRFORD INTERNATIONAL LTD

ACCESS PERSONS IN RELATION TO CODE OF ETHICS

S Arain

G C Arrigoni

B L Campbell

A N Cousins

S Bain

N R Irfan

D P McDonagh

P J Moran

L Nielsen

P J Simons

J Yu